AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                MEDTRONIC, INC.,

                                AC MERGER CORP.,

                                       AND

                           AVECOR CARDIOVASCULAR, INC.











                                  July 12, 1998


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                                       iii
                                TABLE OF CONTENTS


ARTICLE 1 THE MERGER; CONVERSION OF SHARES....................................1
         1.1 The Merger.......................................................1
         1.2 Effective Time...................................................2
         1.3 Conversion of Shares.............................................2
         1.4 Dissenting Shares................................................3
         1.5 Exchange of Company Common Stock.................................4
         1.6 Exchange of Merger Subsidiary Common Stock.......................6
         1.7 Stock Options....................................................6
         1.8 Capitalization Changes...........................................7
         1.9 Articles of Incorporation of the Surviving Corporation...........8
         1.10 Bylaws of the Surviving Corporation.............................8
         1.11 Directors and Officers of the Surviving Corporation.............8


ARTICLE 2 CLOSING.............................................................8
         2.1 Time and Place...................................................8
         2.2 Filings at the Closing...........................................8


ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................9
         3.1 Disclosure Schedule..............................................9
         3.2 Organization.....................................................9
         3.3 Authorization...................................................10
         3.4 Capitalization..................................................10
         3.5 Reports and Financial Statements................................11
         3.6 Absence of Undisclosed Liabilities..............................12
         3.7 Consents and Approvals..........................................12
         3.8 Compliance with Laws............................................13
         3.9 Litigation......................................................13
         3.10 Absence of Material Adverse Changes............................14
         3.11 Environmental Laws and Regulations.............................14
         3.12 Officers, Directors and Employees..............................16
         3.13 Taxes..........................................................16
         3.14 Contracts......................................................17
         3.15 Title to Properties; Liens.....................................18
         3.16 Permits, Licenses, Etc.........................................18
         3.17 Intellectual Property Rights...................................19
         3.18 Benefit Plans..................................................20
         3.19 Minute Books...................................................22
         3.20 Insurance Policies.............................................22
         3.21 Bank Accounts..................................................22
         3.22 Powers of Attorney.............................................22
         3.23 Product Liability Claims.......................................22
         3.24 Warranties.....................................................22
         3.25 Inventories....................................................23
         3.26 Relations with Suppliers and Customers.........................23
         3.27 No Finders.....................................................23
         3.28 Proxy Statement................................................24
         3.29 Merger Filings.................................................24
         3.30 Fairness Opinion...............................................24
         3.31 State Takeover Laws............................................24


ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY.....25
         4.1 Organization....................................................25
         4.2 Authorization...................................................25
         4.3 Capitalization..................................................26
         4.4 Consents and Approvals..........................................26
         4.5 Reports; Financial Statements; Absence of Changes...............27
         4.6 Registration Statement..........................................28
         4.7 Merger Filings..................................................28
         4.8 No Finders......................................................28


ARTICLE 5 COVENANTS..........................................................28
         5.1 Conduct of Business of the Company..............................28
         5.2 No Solicitation.................................................32
         5.3 Access and Information..........................................32
         5.4 Approval of Shareholders; Proxy Statement; Registration
             Statement.......................................................33
         5.5 Consents........................................................34
         5.6 Affiliates' Letters.............................................34
         5.7 Expenses........................................................35
         5.8 Further Actions.................................................35
         5.9 Regulatory Approvals............................................35
         5.10 Certain Notifications..........................................36
         5.11 Voting of Shares...............................................36
         5.12 Noncompetition Agreements......................................36
         5.13 NYSE Listing Application.......................................37
         5.14 Indemnification................................................37
         5.15
         5.16 Subsidiary Shares..............................................37
         5.17 Stock Option Agreement.........................................37
         5.18 Benefit Plans and Employee Matters.............................38
         5.19 Tax 38


ARTICLE 6 CLOSING CONDITIONS.................................................38
         6.1 Conditions to Obligations of Parent, Merger Subsidiary,
             and the Company.................................................38
         6.2 Conditions to Obligations of Parent and Merger Subsidiary.......39
         6.3 Conditions to Obligations of the Company........................40


ARTICLE 7 TERMINATION AND ABANDONMENT........................................41
         7.1 Termination.....................................................41
         7.2 Effect of Termination...........................................42


ARTICLE 8 MISCELLANEOUS......................................................44
         8.1 Amendment and Modification......................................44
         8.2 Waiver of Compliance; Consents..................................44
         8.3 Investigation; Survival of Representations and Warranties.......44
         8.4 Notices.........................................................45
         8.5 Assignment......................................................45
         8.6 Governing Law...................................................46
         8.7 Counterparts....................................................46
         8.8 Knowledge.......................................................46
         8.9 Interpretation..................................................46
         8.10 Publicity......................................................46
         8.11 Entire Agreement...............................................46


         EXHIBITS:

         Exhibit A:        Form of Plan of Merger
         Exhibit B:        Form of Affiliate's Letter
         Exhibit C:        Form of Agreement to Facilitate Merger
         Exhibit D:        Form of Noncompetition Agreement
         Exhibit E:        Form of Stock Option Agreement
         Exhibit F:        Form of Opinion of the Company's Counsel
         Exhibit G:        Form of Opinion of Parent's Counsel



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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT is dated as of July 12, 1998, by and among Medtronic, Inc., a Minnesota corporation ("Parent"), AC Merger Corp., a Minnesota corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"), and AVECOR Cardiovascular, Inc., a Minnesota corporation (the "Company").

         WHEREAS, the Boards of Directors of Parent, Merger Subsidiary, and the Company have approved the merger of Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, prior to the execution of the Stock Option Agreement described in Section 5.17, officers and directors of the Company have, to induce Parent to execute this Agreement, executed and delivered to Parent the Agreements to Facilitate Merger described in Section 5.11; and

         WHEREAS, as a further and subsequent inducement to have Parent execute this Agreement, Parent and the Company are entering into the Stock Option Agreement described in Section 5.17 hereof after execution and delivery of the Agreements to Facilitate Merger described in Section 5.11; and

         WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE 1
                        THE MERGER; CONVERSION OF SHARES

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Subsidiary shall be merged with and into the Company in accordance with the provisions of the Minnesota Business Corporation Act (the "MBCA"), whereupon the separate corporate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of the Company and Merger Subsidiary, all as more fully described in the MBCA.

         1.2 Effective Time. As soon as practicable after each of the conditions set forth in Article 6 has been satisfied or waived, the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of Minnesota Articles of Merger for the Merger, which Articles shall be in the form required by and executed in accordance with the applicable provisions of the MBCA and shall include as a part thereof a plan of merger (the "Plan of Merger") substantially in the form attached hereto as Exhibit A. The Merger shall become effective at the time such filing is made or, if agreed to by Parent and the Company, such later time or date set forth in the Articles of Merger (the "Effective Time").

         1.3 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Company or Merger Subsidiary:

                  (a) Each share of common stock of the Company, par value $.01 per share ("Company Common Stock"), issued and outstanding immediately prior thereto (except for Dissenting Shares, as defined in Section 1.4 hereof, and except for shares referred to in Section 1.3(b) hereof) shall be converted into the right to receive the fraction of a share (subject to adjustment as provided below, the "Conversion Fraction") of common stock of Parent, par value $.10 per share ("Parent Common Stock"), equal to $11.125 divided by the Parent Average Stock Price. The "Parent Average Stock Price" shall mean the average (rounded to the nearest full cent, with the cents rounded up if the third decimal place is 5 or more) of the daily closing sale prices of a share of Parent Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape, as reported in The Wall Street Journal, for the 18 consecutive NYSE trading days ending on and including the second NYSE trading day immediately preceding the Effective Time.

                  Notwithstanding the foregoing, if the sum of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the number of shares subject to then outstanding options, warrants, or other rights to acquire shares of Company Common Stock (collectively, "Company Stock Acquisition Rights") is greater than 8,879,725 shares plus that number of shares issuable pursuant to the current offering period in process as of the date of this Agreement under the Company's Employee Stock Purchase Plan or if the aggregate exercise price of all such Company Stock Acquisition Rights then outstanding is less than the aggregate exercise price reflected in
         Section 3.4 hereof, then the $11.125 amount per share of Company Common Stock, as described above, shall be reduced to an amount, if lower, equal to (i) $11.125 times [8,879,725 shares plus that number of shares issuable pursuant to the current offering period in process as of the date of this Agreement under the Company's Employee Stock Purchase Plan] minus the aggregate exercise price reflected in Section 3.4 hereof plus the aggregate amount received by the Company as a result of any issuance of Company Common Stock after the date of this Agreement and prior to the Effective Time plus the aggregate exercise price of all Company Stock Acquisition Rights outstanding immediately prior to the Effective Time divided by (ii) the sum of (A) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus (B) the number of shares subject to Company Stock Acquisition Rights then outstanding.

                  An appropriate adjustment shall similarly be made in the event that, prior to the Effective Time, the outstanding shares of Company Common Stock, without new consideration, are changed into or exchanged for a different kind of shares or securities through a reorganization, reclassification, stock dividend, stock combination, or other like change in the Company's capitalization. Notwithstanding the foregoing, nothing in this section shall be deemed to constitute authorization or permission for or consent from Parent or Merger Subsidiary to any increase in the number of shares of Company Common Stock outstanding or subject to outstanding Company Stock Acquisition Rights, to any decrease in the exercise price of such Rights, or to any reorganization, reclassification, stock dividend, stock combination, or other like change in capitalization.

                  (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is then owned beneficially or of record by Parent, Merger Subsidiary, or any direct or indirect subsidiary of Parent or the Company shall be cancelled without payment of any consideration therefor and without any conversion thereof.

                  (c) Each share of any other class of capital stock of the Company (other than Company Common Stock) shall be cancelled without payment of any consideration therefor and without any conversion thereof.

                  (d) Each share of common stock of Merger Subsidiary, par value $.01 per share ("Merger Subsidiary Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Corporation, par value $.01 per share ("Surviving Corporation Common Stock").

     1.4 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock, the holder of which has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares in accordance with Sections 302A.471 and 302A.473 of the MBCA and, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Parent Common Stock into which shares of Company Common Stock are converted pursuant to
Section 1.3 hereof, but the holder thereof shall be entitled only to such rights as are granted by the MBCA. Parent shall cause the Company to make all payments to holders of shares of Company Common Stock with respect to such demands in accordance with the MBCA. The Company shall give Parent (i) prompt written notice of any notice of intent to demand fair value for any shares of Company Common Stock, withdrawals of such notices, and any other instruments served pursuant to the MBCA and received by the Company, and (ii) the opportunity to conduct jointly all negotiations and proceedings with respect to demands for fair value for shares of Company Common Stock under the MBCA. The Company shall not, except with the prior written consent of Parent or as otherwise required by law, voluntarily make any payment with respect to any demands for fair value for shares of Company Common Stock or offer to settle or settle any such demands.

         1.5      Exchange of Company Common Stock.

                  (a) Promptly after the Effective Time, Parent shall cause Parent's stock transfer agent or such other person as Parent may appoint to act as exchange agent (the "Exchange Agent") to mail to each holder of record (other than Parent, Merger Subsidiary, or any other subsidiary of Parent or the Company) of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("Company Certificates") a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Company Certificate(s) shall pass, only upon delivery of the Company Certificate(s) to the Exchange Agent) and instructions for such holder's use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock.

                  (b) As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of shares of Company Common Stock, upon surrender to the Exchange Agent of one or more Company Certificates for cancellation, together with a duly-executed letter of transmittal, (i) one or more Parent certificates representing the number of whole shares of Parent Common Stock into which the shares represented by the Company Certificate(s) shall have been converted pursuant to Section 1.3(a), and (ii) a bank check in the amount of cash into which the shares represented by the Company Certificate(s) shall have been converted pursuant to Section 1.5(f) (relating to fractional shares), and the Company Certificate(s) so surrendered shall be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, it shall be a condition to the issuance of shares of Parent Common Stock that the Company Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required, or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (c) Holders of Company Common Stock will be entitled to any dividends or other distributions pertaining to the Parent Common Stock received in exchange therefor that become payable to persons who are holders of record of Parent Common Stock as of a record date on the same date as or after the Effective Time, but only after they have surrendered their Company Certificates for exchange. Subject to the effect, if any, of applicable law, the Exchange Agent shall receive, hold, and remit any such dividends or other distributions to each such record holder entitled thereto, without interest, at the time that such Company Certificates are surrendered to the Exchange Agent for exchange. Holders of Company Common Stock will not be entitled, however, to dividends or other distributions that become payable before or after the Effective Time to persons who were holders of record of Parent Common Stock as of a record date that is prior to the Effective Time.

                  (d) All shares of Parent Common Stock issued upon the surrender for exchange of Company Common Stock in accordance with the terms hereof (including any cash paid for fractional shares pursuant to Section 1.5(f) hereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                  (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article 1. As of the Effective Time, the holders of Company Certificates representing shares of Company Common Stock shall cease to have any rights as shareholders of the Company, except such rights, if any, as they may have pursuant to the MBCA. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of Parent Common Stock into which the shares of Company Common Stock shall have been converted pursuant to the Merger as provided in Section 1.3(a) hereof and the right to receive the cash value of any fraction of a share of Parent Common Stock as provided in
         Section 1.5(f) hereof.

                  (f) No fractional shares of Parent Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued upon the surrender for exchange of Company Certificates, no dividend or other distribution of Parent shall relate to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Parent. All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated if and to the extent multiple Company Certificates of such holder are submitted together to the Exchange Agent. If a fractional share results from such aggregation, then (in lieu of such fractional share) the Exchange Agent shall pay to each holder of shares of Company Common Stock who otherwise would be entitled to receive such fractional share of Parent Common Stock an amount of cash (without interest) determined by multiplying (i) the Parent Average Stock Price by (ii) the fractional share of Parent Common Stock to which such holder would otherwise be entitled. Parent will make available to the Exchange Agent any cash necessary for this purpose.

                  (g) In the event any Company Certificates shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to this Article 1; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Company Certificate to deliver a bond in such sum as Parent may direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to such Company Certificate alleged to have been lost, stolen, or destroyed.

                  (h) Each person entitled to receive shares of Parent Common Stock pursuant to this Article 1 shall receive together with such shares the number of Parent preferred share purchase rights (pursuant to the Rights Agreement dated as of June 27, 1991, between Parent and Norwest Bank Minnesota, N.A., the "Parent Rights Plan") per share of Parent Common Stock equal to the number of Parent preferred share purchase rights associated with one share of Parent Common Stock at the Effective Time.

         1.6 Exchange of Merger Subsidiary Common Stock. From and after the Effective Time, each outstanding certificate previously representing shares of Merger Subsidiary Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Merger Subsidiary Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented shares of Merger Subsidiary Common Stock, which shall be cancelled.

         1.7      Stock Options.

                  (a) Except as  provided  below with  respect to the  Company's
         Employee Stock Purchase Plan, each option to purchase shares of Company Common Stock that is outstanding at the Effective Time (a "Company Option") shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by Parent (and a registration statement on Form S-8 therefor shall be filed promptly after the Effective Time) in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder or (ii) to the extent that Section 424 of the Code does not apply to any such Company Option, would be such a corporation were Section 424 of the Code applicable to such Company Option. From and after the Effective Time, all references to the
         Company in the Company Options shall be deemed to refer to Parent (other than for purposes of determining whether there has been a change in control of the Company). The Company Options assumed by Parent shall be exercisable upon the same terms and conditions as under the Company Options (including provisions thereof, if any, relating to the acceleration of vesting upon a change in control of the Company) except that (i) such Company Options shall entitle the holder to purchase from Parent the number of shares of Parent Common Stock (rounded to the nearest whole number of such shares) that equals the product of the Conversion Fraction multiplied by the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time, and (ii) the option exercise price per share of Parent Common Stock shall be an amount (rounded to the nearest full cent) equal to the option exercise price per share of Company Common Stock in effect immediately prior to the Effective Time divided by the Conversion Fraction; provided, however, that in the case of any Company Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such options shall be determined in order to comply with Section 424(a) of the Code. As promptly as practicable after the Effective Time, Parent shall issue to each holder of a Company Option a written instrument informing such holder of the assumption by Parent of such Company Option.

                  (b) The current offering period in process as of the date of this Agreement under the Company's Employee Stock Purchase Plan shall continue and shares shall be issued to participants thereunder as provided under, and subject to the terms and conditions of, such Plan; provided, however, that if the Effective Time occurs prior to the originally scheduled expiration of such current offering period on September 30, 1998, then immediately prior to the Effective Time, such current offering period under the Company's Employee Stock Purchase
         Plan shall be ended, and each participant shall be deemed to have purchased immediately prior to the Effective Time, to the extent of payroll deductions accumulated by such participant as of such offering period end, the number of whole shares of Company Common Stock at a per share price determined pursuant to the provisions of the Company's Employee Stock Purchase Plan, and each participant shall receive a cash payment equal to the balance, if any, of such accumulated payroll deductions remaining after such purchase of such shares. As of the Effective Time, all such shares shall be converted in the manner provided in Section 1.3. No offering periods under the Company's Employee Stock Purchase Plan that are subsequent to the current offering period in process as of the date of this Agreement shall be commenced, and the Company's Employee Stock Purchase Plan and all purchase rights thereunder shall terminate effective as of the Effective Time.

         1.8 Capitalization Changes. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, or stock dividend, the Conversion Fraction and all per-share price amounts and calculations set forth in this Agreement shall be appropriately adjusted.

         1.9 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law; provided, however, that upon the Effective Time, Article 1 of the Articles of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of the corporation shall be Medtronic AVECOR Cardiovascular, Inc."

         1.10 Bylaws of the Surviving Corporation. The Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.11 Directors and Officers of the Surviving Corporation. The directors and officers of Merger Subsidiary immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors shall be duly elected and qualified.


                                    ARTICLE 2
                                     CLOSING

         2.1 Time and Place. Subject to the satisfaction or waiver of the provisions of Article 6, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on the day the Merger is approved by the shareholders of the Company at the Company Shareholders Meeting (as defined in Section 5.4 hereof), or as soon thereafter as all conditions to Closing have been satisfied or waived, or on such other date and/or at such other time as Parent and the Company may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date." The Closing shall take place at the corporate headquarters offices of Parent, or at such other place or in such other manner (e.g., by telecopy exchange of signature pages with originals to follow by overnight delivery) as the parties hereto may agree.

         2.2 Filings at the Closing. At the Closing, subject to the provisions of Article 6, Parent, Merger Subsidiary, and the Company shall cause Articles of Merger to be filed in accordance with the provisions of Section 302A.615 of the MBCA, and take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.


                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Subsidiary as of the date hereof as follows:

         3.1 Disclosure Schedule. As of the date hereof, the Company has not completed its internal investigation and review for purposes of confirming and verifying the representations and warranties of the Company contained in this Agreement. On or prior to the close of business on the tenth business day after the date hereof, the Company shall deliver to Parent a disclosure schedule ( the "Disclosure Schedule") with each disclosure therein set forth in the section or subsection which corresponds by number for purposes of exceptions to a representation or warranty to the applicable section or subsection of this
Article 3. In the event that Parent determines that the Disclosure Schedule contains information which in Parent's good faith, reasonable business judgment adversely affects the value of the Company's business or prospects, then Parent shall have the right, within 10 business days of the receipt of the full and complete Disclosure Schedule, to terminate this Agreement as set forth in
Section 7.1(i) hereto.

         3.2 Organization. The Company and each subsidiary of the Company (referred to herein as a "Subsidiary") is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. The Company and each Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify could reasonably be expected to have a Company Material Adverse Effect (as defined below). "Company Material Adverse Effect" means any effect, change or event that, individually or in the aggregate with all similar effects, changes or events, is or would reasonably be expected to be material and adverse: (i) either before or immediately after the Effective Time, to the business, properties, liabilities, results of operation, or financial condition of the Company and its Subsidiaries, considered as a whole; or (ii) to the Company's ability to perform any of its obligations under this Agreement or to consummate the Merger; provided, however, that Company Material Adverse Effect shall not be deemed to include the impact of actions or omissions of the Company taken with the prior written consent of Parent in contemplation of the transactions contemplated hereby, or the effects of the Merger (or any announcement with respect thereto) and compliance with the provisions of this Agreement on the operating performance or prospects of the Company and its subsidiaries, including without limitation, any such loss of customer or distributor relationships or employees following the announcement of the Merger. The jurisdictions in which the Company and each Subsidiary are qualified are listed on the Disclosure Schedule. The Company has heretofore delivered to Parent complete and accurate copies of the Articles of Incorporation and Bylaws of the Company and each Subsidiary, as currently in effect. Except to the extent specifically disclosed on the Disclosure Schedule, or any entity in which the Company owns, directly or indirectly, an equity interest of less than 1% of the fair market value of such entity's outstanding equity securities, neither the Company nor any Subsidiary, directly or indirectly, owns or controls or has any capital, equity, partnership, participation, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity.

         3.3 Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its shareholders, the requisite corporate power and authority to consummate the transactions contemplated hereby, and to file and distribute the Proxy Statement/Prospectus (as defined in Section 5.4 hereof). The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors and, in accordance with Section 302A.673 of the MBCA, by the required committee of such Board of Directors, no other corporate proceedings on the part of the Company or any Subsidiary are necessary to authorize this Agreement, and, subject to obtaining the approval of the Company's shareholders, no other corporate action on the part of the Company or any Subsidiary is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies. To the Company's knowledge, each Agreement to Facilitate Merger and Affiliate's Letter (as described in Sections 5.11 and 5.6) has been duly and validly executed and delivered by the Company shareholder who is a party thereto and constitutes the valid and binding obligation of such shareholder, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         3.4 Capitalization. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Company Common Stock, par value $.01 per share, of which 8,044,475 shares are issued and outstanding, and (ii) 2,000,000 shares of Company Preferred Stock, par value $.01 per share, including 200,000 shares of Series A Junior Preferred Stock, none of which are issued or outstanding. Except as set forth on the Disclosure Schedule, all issued and outstanding shares of capital stock of each Subsidiary are owned, beneficially and of record, by the Company, free and clear of any Liens (as defined in
Section 3.15). All issued and outstanding shares of Company Common Stock have been validly issued, are fully paid and nonassessable, and have not been issued in violation of and are not currently subject to any preemptive rights. Except as set forth on the Disclosure Schedule and except for options to purchase an aggregate 832,250 shares of Company Common Stock at an aggregate exercise price of $8,005,782 granted pursuant to the Company's 1991 Stock Incentive Plan and 1995 Non-Employee Director Option Plan (collectively, the "Company Option Plans") listed, together with their respective exercise prices, on the Disclosure Schedule, and except for the rights to purchase under the Company's Employee Stock Purchase Plan shares of Company Common Stock (estimated to be approximately 10,000 shares, at a per share price of $7.44, based on the current contribution rates of the participants, as listed on the Disclosure Schedule, and assuming the current Plan offering period in process as of the date of this Agreement is ended on September 30, 1998 for this purpose), there are not any outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which the Company or any Subsidiary is a party that, directly or indirectly, (i) obligate the Company or any Subsidiary to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by the Company or any Subsidiary of any shares of its capital stock, or (iii) to the knowledge of the Company, relate to the voting or control of such capital stock. The Disclosure Schedule sets forth a complete and accurate list of all stock options, warrants, and other rights to acquire Company Common Stock, including the name of the holder, the date of grant, acquisition price, expiration date, number of shares, exercisability schedule, and, in the case of options, the type of option under the Code. The Disclosure Schedule also sets forth the contractual restrictions to which any shares of Company Common Stock issued pursuant to the Company Option Plans or otherwise are currently subject and also sets forth the restrictions to which such shares will be subject immediately after the Effective Time, other than as set forth in the Company Option Plans or stock option agreements thereunder. No consent of holders or participants under the Company Option Plans or Employee Stock Purchase Plan is required to carry out the provisions of Section 1.7. All actions, if any, required on the part of the Company under the Company Option Plans or Employee Stock Purchase Plan to allow for the treatment of Company Options and the Employee Stock Purchase Plan as is provided in Section 1.7, has been, or prior to the Closing will be, validly taken by the Company, and the Company will not from and after the date hereof allow any increase in the rate of a participant's contributions to the Employee Stock Purchase Plan, any new enrollments or re-enrollments in the current offering period in process as of the date of this Agreement under such Plan or the commencement of any offering periods under such Plan subsequent to the current offering period in process as of the date of this Agreement.

         3.5 Reports and Financial Statements. The Company has filed all forms, reports, registration statements, and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1995 (such forms, reports, registration statements, and documents, together with any amendments thereto, are referred to as the "Company SEC Filings"). As of their respective dates, the Company SEC Filings (i) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933 and the rules and regulations thereunder (the "1933 Act") and the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "1934 Act"), as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included or incorporated by reference in the Company SEC Filings, including but not limited to the Company's audited financial statements at and for the year ended December 31, 1997 (the "Company 1997 Financials"), (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), subject, in the case of unaudited interim financial statements, to the absence of notes and to year-end adjustments, (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly presented the consolidated financial position of the Company as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved. The statements of earnings included in the audited or unaudited interim financial statements in the Company SEC Filings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business, except as expressly specified in the applicable statement of operations or notes thereto. Prior to the date hereof, the Company has delivered to Parent complete and accurate copies of all Company SEC Filings since January 1, 1995. The Company has also delivered to Parent complete and accurate copies of all statements on Schedule 13D and Schedule 13G known to the Company to have been filed with the SEC since January 1, 1997, with respect to capital stock of the Company. Since January 1, 1997, the Company has filed in a timely manner all reports required to be filed by it pursuant to Sections 13, 14, or 15(d) of the 1934 Act.

         3.6 Absence of Undisclosed Liabilities. Except to the extent specifically disclosed on the Disclosure Schedule, neither the Company nor any Subsidiary has any liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) which would have a Company Material Adverse Effect except (a) liabilities or obligations that are accrued or reserved against in the audited consolidated balance sheet of the Company as of December 31, 1997 contained in the Company 1997 Financials (the "Company Audited Balance Sheet") or in the unaudited consolidated balance sheet of the Company as of March 31, 1998 contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 (the "Company Interim Balance Sheet"), and
(b) liabilities or obligations disclosed in this Agreement.

         3.7 Consents and Approvals. Except for (i) any applicable requirements of the 1933 Act, the 1934 Act, state securities laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder (the "HSR Act"), and the antitrust, competition, foreign investment, or similar laws of any foreign countries or supranational commissions or boards that require pre-merger notifications or filings with respect to the Merger (collectively, "Foreign Merger Laws"), (ii) approval by the Company's shareholders, (iii) the filing and recordation of appropriate merger documents as required by the MBCA,
(iv) compliance with Sections 302A.471 and 302A.473 of the MBCA regarding dissenters' rights, or (v) any items disclosed on the Disclosure Schedule, the execution and delivery of this Agreement and the Stock Option Agreement by the Company, and, to the Company's knowledge, the execution and delivery of the Agreements to Facilitate Merger, and the consummation of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of the Company or any Subsidiary; (b) violate any statute, rule, regulation, order, or decree of any federal, state, local, or foreign body or authority (including, but not limited to, the Food and Drug Administration (the "FDA") or any nongovernmental self-regulatory agency) by which the Company or any Subsidiary or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval of any federal, state, local, or foreign public body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency); or
(d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien (as defined in Section 3.15) on any of the properties or assets of the Company or any Subsidiary under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which the Company or any Subsidiary is a party, or by which it or any of its properties or assets may be bound, except, (x) in the cases of clauses (b) or (c), where such violation, failure to make any such filing or failure to obtain such permit, consent or approval, would not prevent or delay consummation of this Merger or otherwise prevent the Company from performing its obligations under this Agreement and would not have a Company Material Adverse Effect, and (y) in the case of clause
(d), for any such violations, breaches, defaults, or other occurrences that would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not have a Company Material Adverse Effect.

         3.8 Compliance with Laws. Except to the extent specifically disclosed on the Disclosure Schedule, all activities of the Company and each Subsidiary have been, and are currently being, conducted in compliance with all applicable federal, state, local, and foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements (including, but not limited to FDA Good Manufacturing Practices), orders, and other similar items of any court or other governmental entity (including, but not limited to, those of the FDA or any nongovernmental self-regulatory agency), the failure to comply with which could reasonably be expected to have a Company Material Adverse Effect. The Company and each Subsidiary has timely filed or otherwise provided all registrations, reports, data, and other information and applications with respect to its medical device, pharmaceutical, consumer, health care, and other governmentally regulated products (the "Regulated Products") required to be filed with or otherwise provided to the FDA or any other federal, state, local, or foreign governmental authorities with jurisdiction over the manufacture, use, or sale of the Regulated Products, and all regulatory licenses or approvals in respect thereof are in full force and effect, except where the failure to file timely such registrations, reports, data, information, and applications or the failure to have such licenses and approvals in full force and effect would not have a Company Material Adverse Effect.

         3.9 Litigation. Except to the extent specifically disclosed on the Disclosure Schedule, to the Company's knowledge, no investigation or review by any federal, state, local, or foreign body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency) with respect to the Company or any Subsidiary is pending or threatened, nor has any such body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency) indicated to the Company or any Subsidiary an intention to conduct the same. Except to the extent specifically disclosed on the Disclosure Schedule, there are no claims, actions, suits, or proceedings by any private party that could reasonably be expected to involve individually an amount in excess of $50,000 or collectively an aggregate amount in excess of $200,000, or by any governmental body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency), against or affecting the Company or any Subsidiary, pending or, to the knowledge of the Company, threatened at law or in equity, or before any federal, state, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality (including, but not limited to, the FDA or any nongovernmental self-regulatory agency).

         3.10 Absence of Material Adverse Changes. Except to the extent specifically disclosed in the Disclosure Schedule, since December 31, 1997 there has not been any (a) change or circumstance that could reasonably be expected to have a Company Material Adverse Effect; (b) action by the Company or any Subsidiary that, if taken on or after the date of this Agreement, would require the consent or approval of Parent pursuant to Section 5.1 hereof, except for actions as to which consent or approval has been given as provided therein or actions prior to March 31, 1998; (c) damage, destruction, or loss, whether or not covered by insurance, that could reasonably be expected to have a Company Material Adverse Effect; (d) change by the Company or any Subsidiary in accounting methods or principles used for financial reporting purposes, except as required by a change in generally accepted accounting principles and concurred with by the Company's independent public accountants; or (e) agreement, whether in writing or otherwise, to take any action described or referenced in this Section 3.10.

         3.11 Environmental Laws and Regulations. The Disclosure Schedule completely and accurately sets forth the following: (a) a list of all above-ground storage tanks or underground storage tanks for Hazardous Materials (as defined below) on real property now or at any time in the past owned, leased, or occupied by the Company or any Subsidiary (such real property referred to in this section as the "Real Property"); (b) the identity of any Hazardous Materials (as defined below) used, generated, transported or disposed of by the Company or any Subsidiary now or at any time in the past, together with a brief description and location of each activity using such Hazardous Materials; (c) a summary of the identity of, to the Company's knowledge, any Hazardous Materials that have been disposed of or found on, above or below any Real Property; and (d) a list of all reports, studies, and tests in the possession of the Company or any Subsidiary or initiated by the Company or any Subsidiary pertaining to the existence of Hazardous Materials on, above, or below any Real Property or any property adjoining or which could reasonably be expected to affect the Real Property, or concerning compliance with or liability under the Regulations (as defined below). The Company has heretofore delivered to Parent complete and accurate copies of such reports, studies, and tests.

         The Company and each Subsidiary have obtained, and maintained in full force and effect, all required environmental permits and other governmental approvals and are in compliance with all applicable Regulations (as defined below), except where the failure to so obtain and maintain or to be in compliance would not have a Company Material Adverse Effect. Neither the Company nor any Subsidiary (i) has received a written notice or Claim (as defined below) alleging potential liability under any of the Regulations or alleging a violation of the Regulations or (ii) has any knowledge that such a notice or Claim may be issued in the future. Neither the Company nor any Subsidiary has any knowledge of any notices to or Claims against any persons, alleging potential liability under any of the Regulations with respect to the Real Property or any adjoining properties or which could reasonably be expected to affect the Real Property. Neither the Company nor any Subsidiary (i) has been or is presently subject to or, to the knowledge of the Company, threatened with any administrative or judicial proceeding pursuant to the Regulations, or (ii) has any information that it may be subject to or, to the knowledge of the Company, threatened with such a proceeding in the future. Neither the Company nor any
Subsidiary has knowledge of any conditions or circumstances that could reasonably be expected to result in the determination of liability against the Company or any Subsidiary relating to environmental matters that would have a Company Material Adverse Effect, including, but not limited to, any Claim arising from past or present environmental practices with respect to Hazardous Materials, the Real Property, or any disposal sites. To the knowledge of the Company, and except as allowed under applicable Laws or Regulations, no Hazardous Materials have been or are threatened to be discharged, emitted, or released into the air, water, soil, or subsurface at or from the Real Property by the Company.

         For purposes of this Section 3.11, the following terms shall have the following meanings: (i) "Hazardous Materials" means asbestos, urea formaldehyde, polychlorinated biphenyls, nuclear fuel or materials, chemical waste, radioactive materials, explosives, known human carcinogens, petroleum products or other substances or materials listed, identified, or designated as toxic or hazardous or as a pollutant or contaminant in, or the use, release or disposal of which is regulated by, the Regulations; (ii) "Regulations" means the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ss.ss. 9601 et seq.; the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss.ss. 6901 et seq.; the Clean Water Act, 33 U.S.C. ss.ss. 1321 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., and any other federal, state, county, local, foreign, or other governmental statute, regulation, or ordinance, as adopted and in effect as of the date hereof, that relates to or deals with employee safety and human health, pollution, health, or the environment including, but not limited to, the use, generation, discharge, transportation, disposal, recordkeeping, notification, and reporting of Hazardous Materials; and (iii) "Claim" means any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, penalties, attorneys' fees, and any other expenses incurred, assessed, sustained or alleged by or against the Company or any Subsidiary.

         3.12 Officers, Directors and Employees. Prior to the date hereof, the Company has provided to Parent a list that completely and accurately sets forth the name and current annual salary rate of each officer or exempt employee of the Company or any Subsidiary whose total remuneration for the last fiscal year was, or for the current fiscal year has been set at, in excess of $50,000, together with a summary of the bonuses, commissions and additional compensation, if any, paid or payable to such persons for the last fiscal year and proposed for the current fiscal year. The Disclosure Schedule completely and accurately sets forth (i) the names of all former employees whose employment with the Company or any Subsidiary has terminated either voluntarily or involuntarily during the preceding 12-month period; and (ii) the names of the officers (with all positions and titles indicated) and directors of the Company and each Subsidiary. No unfair labor practice complaint against the Company or any Subsidiary is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary. Since January 1, 1995, no unionizing efforts have, to the knowledge of the Company, been made by employees of the Company or any Subsidiary, neither the Company nor any Subsidiary is a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any Subsidiary. There is no material labor dispute pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary and its employees.

         3.13 Taxes. The Company has previously furnished to Parent complete and accurate copies of all tax or assessment reports and tax returns (including any applicable information returns) required by any law or regulation (whether United States, foreign, state, local, or other jurisdiction) and filed by the Company for each of the three fiscal years ended December 31, 1995, 1996, and 1997 and of all such returns filed separately by any Subsidiary for fiscal years ended during or after 1995. The Company and each Subsidiary has filed, or has obtained extensions to file (which extensions have not expired without filing), all state, local, United States, foreign, or other tax reports and returns required to be filed by any of them. The Company and each Subsidiary has duly paid, or accrued on its books of account, all taxes (including estimated taxes) shown as due on such reports and returns (or such extension requests), or assessed against it, or that it is obligated to withhold from amounts owed by it to any person. The liabilities and reserves for taxes reflected on the Company Audited Balance Sheet or the Company Interim Balance Sheet are adequate to cover all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof ending on or before the dates thereof. There are no Liens (as defined in Section 3.14) for taxes upon any property or asset of the Company or any Subsidiary. Neither the Company nor any Subsidiary is delinquent in the payment of any tax assessment (including, but not limited to, any applicable withholding taxes). None of the tax returns or reports for the tax periods ended December 31, 1995, 1996, and 1997 have been audited by the Internal Revenue Service (the "IRS") or by any other taxing authority. Further, to the knowledge of the Company, except as set forth in the Disclosure Schedule, no state of facts exists or has existed that could reasonably be expected to subject the Company or any Subsidiary to an additional tax liability for any taxes assessable by either the IRS or any separate state, local, foreign, or other taxing authority with respect to any reports or returns filed on or before the date hereof (other than extension requests for which returns have not been filed as of the date hereof) that would have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code. Except to the extent specifically disclosed on the Disclosure Schedule, neither the Company nor any Subsidiary has
(i) received notification of any pending or proposed examination by either the IRS or any state, local, foreign, or other taxing authority, (ii) received notification of any pending or proposed deficiency by either the IRS or any state, local, foreign, or other taxing authority, or (iii) granted any extension of the limitations period applicable to any claim for taxes.

         For the purposes of this Section 3.12, "tax" shall mean and include taxes, additions to tax, penalties, interest, fines, duties, withholdings, assessments, and charges assessed or imposed by any governmental authority, including but not limited to all federal, state, county, local, and foreign income, profits, gross receipts, import, ad valorem, real and personal property, franchise, license, sales, use, value added, stamp, transfer, withholding, payroll, employment, excise, custom, duty, and any other taxes, obligations and assessments of any kind whatsoever; "tax" shall also include any liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group as well as any liability under any tax allocation, tax sharing, tax indemnity, or similar agreement.

         3.14 Contracts. Except as set forth on the Disclosure Schedule, neither the Company nor any Subsidiary (i) is a party to any collective bargaining agreement or contract with any labor union, (ii) is a party to any written or oral contract for the employment of any officer, individual employee or other person on a full-time or consulting basis, or relating to severance pay for any such person, (iii) is a party to any (A) written or oral agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets) or (B) agreement for the sale of any capital asset, (iv) is a party to any contract, arrangement, commitment or understanding (whether written or oral) which provides for future payments by the Company in excess of $50,000 and is not terminable by the Company nor any Subsidiary within 60 days without payment of a penalty or premium, other than employment contracts, benefit plans and leases otherwise disclosed in the Disclosure Schedule or listed as an exhibit in the Company SEC Filings, (v) is a party to any independent sales representative, OEM, supply, distribution, manufacturers' representative, dealer, licensing (except for immaterial licenses, which include without limitation, licenses for off-the-shelf software) joint development, joint venture, research and development, or similar contract, (vi) is a party to any contract, arrangement, commitment or understanding which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Filings, (vii) is a party to any confidentiality agreement or any agreement which prohibits the Company or the Subsidiary from freely engaging in any business anywhere in the world, (viii) is a party to any agreement or indenture relating to the borrowing of money, (ix) has guaranteed any obligation for borrowed money, or (x) is a party to any agreement or contract that obligates the Company to pay consequential damages. The Company and each Subsidiary has performed all obligations required to be performed by it under any listed or material contract, plan, agreement, understanding, or arrangement made or obligation owed by or to the Company or any Subsidiary, except where the failure would not have a Company Material Adverse Effect; there has not been any event of default (or any event or condition which with notice or the lapse of time, both or otherwise, would constitute an event of default) thereunder on the part of the Company, any Subsidiary, or, to the Company's knowledge, any other party to any thereof that would have a Company Material Adverse Effect; the same are in full force and effect and valid and enforceable by the Company or its Subsidiaries in accordance with their respective terms subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules or law governing specific performance, injunctive relief, and other equitable remedies; and the performance of any such contracts, plans, agreements, understandings, arrangements, or obligations would not have a Company Material Adverse Effect.

         3.15 Title to Properties; Liens. The Company and/or its Subsidiaries have good and marketable title to all properties and assets reflected on the Company Audited Balance Sheet or the Company Interim Balance Sheet or acquired after the dates thereof (except for properties and assets sold or otherwise disposed of in the ordinary course of business since the dates thereof), which includes each asset the absence or unavailability of which would have a Company Material Adverse Effect, subject only to (a) statutory Liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent, (b) with respect to personal property, the rights of customers of the Company or any Subsidiary with respect to inventory or work in progress under orders or contracts entered into by the Company or any Subsidiary in the ordinary course of business, (c) Liens reflected on the Company Audited Balance Sheet or the Company Interim Balance Sheet, (d) Liens for taxes not yet delinquent, and (e) and defects in title that would not have a Company Material Adverse Effect. The term "Lien" as used in this Agreement means any mortgage, pledge, security interest, encumbrance, lien, claim, or charge of any kind. All properties and assets purported to be leased by the Company or any Subsidiary are subject to valid and effective leases that are in full force and effect, and there does not exist, and the Merger will not result in, any default or event that with notice or lapse of time, or both or otherwise, would constitute a default under any such leases which would have a Company Material Adverse Effect. The properties and assets of the Company and each Subsidiary are in good working condition.

         3.16 Permits, Licenses, Etc. Except as specifically disclosed on the Disclosure Schedule, the Company and each Subsidiary has all rights, permits, certificates, licenses, consents, franchises, approvals, registrations, and other authorizations necessary to sell its products and services and otherwise carry on and conduct its business and to own, lease, use, and operate its properties and assets at the places and in the manner now conducted and operated, except those the absence of which would not have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice or claim pertaining to the failure to obtain any permit, certificate, license, franchise, approval, registration, or other authorization required by any federal, state, local, or foreign body or authority (including, but not limited to, any nongovernmental self-regulatory agency) except for any such notice or claim regarding any such failure that would not have a Company Material Adverse Effect, nor has the Company or any Subsidiary received any notice or claim pertaining to the failure to obtain any permit, certificate, license, franchise, approval, registration, or other authorization from the FDA or any similar foreign regulatory agency.

         3.17 Intellectual Property Rights. The Disclosure Schedule contains a complete and accurate list of all patents, trademarks, trade names, service marks, and all applications for or registrations of any of the foregoing that the Company uses in its business (other than generally available computer software) as to which the Company or any Subsidiary is the owner or a licensee (indicating whether such license is exclusive or nonexclusive). To the knowledge of the Company and except as disclosed on the Disclosure Schedule, the Company and each Subsidiary exclusively owns, free and clear of any Lien (as defined in
Section 3.14), or is exclusively (unless otherwise indicated in the Disclosure Schedule) licensed to use, all patents, trademarks, trade names, service marks, applications for or registrations of any of the foregoing, processes, inventions, designs, technology, formulas, computer software programs, know-how, and trade secrets used in or necessary for the conduct of its respective business as currently conducted or proposed to be conducted and where the lack of ownership or such license would have a Company Material Adverse Effect (the "Company Intellectual Property"). Except to the extent specifically disclosed on the Disclosure Schedule, no claim has been asserted or, to the knowledge of the Company, threatened by any person, and, to the Company's knowledge, its patent counsel has not concluded that any claim exists, with respect to the Company's ownership of the Company Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement to which the Company is a party with respect thereto. To the knowledge of the Company, neither the use of the Company Intellectual Property by the Company or any Subsidiary in the present or planned conduct of its business nor any product or service of the Company or any Subsidiary infringes on the intellectual property rights of any person. No current or former shareholder, employee, or consultant of the Company or any Subsidiary has any material rights in or to any of the Company
Intellectual Property. All Company Intellectual Property listed on the Disclosure Schedule has the status indicated therein and all applications are still pending in good standing and have not been abandoned. Except to the extent disclosed on the Disclosure Schedule: (i) to the Company's knowledge, patents included within the Company Intellectual Property are valid and have not been challenged in any judicial or administrative proceeding; (ii) the Company and each Subsidiary have made all statutorily required filings, if any, to record their interests, and taken reasonable actions to protect their rights, in the Company Intellectual Property, where the failure to make any such filing, record such interest or take such other actions could reasonably be expected to have a Company Material Adverse Effect; (iii) to the knowledge of the Company, no person or entity nor such person's or entity's business or products has infringed or misappropriated any Company Intellectual Property or currently is infringing or misappropriating any Company Intellectual Property; and (iv) no other person or entity has any right to receive or any obligation to pay a royalty with respect to any Company Intellectual Property or any product or service of the Company or any Subsidiary.

         3.18     Benefit Plans.

                  (a) Except to the extent specifically disclosed on the Disclosure Schedule, neither the Company nor any Subsidiary sponsors, maintains, contributes to, or has sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, solely for the purpose of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA. No failure to comply with applicable provisions of ERISA, the Code and other applicable law in connection with any Pension Plan presently maintained by the Company or any Subsidiary could reasonably be expected to have a Company Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary sponsors, maintains, contributes to, or has sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is a "Multiemployer Plan" within the meaning of Section 4001(a)(3) of ERISA.

                  (c) Except to the extent specifically disclosed on the Disclosure Schedule, neither the Company nor any Subsidiary sponsors, maintains, contributes to, or has sponsored, maintained, contributed to, or been required to contribute to, any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise. No failure to comply with applicable provisions of ERISA, the Code and other applicable law, including, but not limited to, Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, in connection with any Welfare Plan presently maintained by the Company or any Subsidiary could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has established or contributed to any "voluntary employees' beneficiary association" within the meaning of
         Section 501(c)(9) of the Code.

                  (d) Except to the extent specifically disclosed on the Disclosure Schedule, neither the Company nor any Subsidiary sponsors, maintains, or contributes to, or has sponsored, maintained, or contributed to, a "self-insured medical reimbursement plan" within the meaning of Section 105(h) of the Code and the regulations thereunder.

                  (e) Except to the extent specifically disclosed on the Disclosure Schedule, neither the Company nor any Subsidiary currently maintains or contributes to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any employees or shareholders or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Compensation Plans").

                  (f) To the knowledge of the Company, neither any Pension Plans or Welfare Plans nor any trust created or insurance contract issued thereunder nor any trustee, fiduciary, custodian, or administrator thereof, nor any officer, director, or employee of the Company or any Subsidiary, custodian, or any other "disqualified person" within the meaning of Section 4975(e)(2) of the Code, or "party in interest" within the meaning of Section 3(14) of ERISA, with respect to any such plan has engaged in any act or omission that could reasonably be expected to result in a Company Material Adverse Effect in connection with a liability for breach of fiduciary duties under ERISA or a tax or penalty imposed by Section 502 of ERISA.

                  (g)  Except  to  the  extent  specifically  disclosed  on  the
         Disclosure Schedule, (i) full and timely payment has been made of all amounts that the Company or any Subsidiary is required, under applicable law, with respect to any Pension Plan, Welfare Plan, or Compensation Plan, or any agreement relating to any Pension Plan, Welfare Plan, or Compensation Plan, to have paid as a contribution to each Pension Plan, Welfare Plan, or Compensation Plan, (ii) to the extent required by generally accepted accounting principles, the Company has made adequate provisions for reserves to meet contributions that have not been made because they are not yet due under the terms of any Pension Plan, Welfare Plan, or Compensation Plan or related agreements, (iii) there will be no change on or before the Closing Date in the operation of any Pension Plan, Welfare Plan, or Compensation Plan or documents under which any such plan is maintained that will result in an increase in the benefit liabilities under such plan, except as may be required by law or as provided by the terms of the Pension Plan, Welfare Plan, Compensation Plan or document in effect on the date of this Agreement, to the extent disclosed in or attached to the Disclosure Schedule, (iv) the IRS has issued favorable determination letters with respect to all Company and Subsidiary Pension Plans that are intended to be qualified under Section 401(a) of the Code, and (v) the Company has made available to Parent complete and accurate copies of all Pension Plans, Welfare Plans, Compensation Plans, and related agreements, annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals.

                  (h)  Except  to  the  extent  specifically  disclosed  on  the
         Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in forgiveness of indebtedness or an increase in benefits or result in the acceleration of vesting, funding, benefit accruals or benefit payments under any Pension Plan, Welfare Plan or Compensation Plan. Except to the extent specifically disclosed on the Disclosure Schedule, no amount that could reasonably be expected to be received (whether in cash or property or the vesting of property) by any employee, officer, or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
         Section 1.280G-1) under any Pension Plan, Welfare Plan, or Compensation Plan currently in effect as a result of any of the transactions contemplated by this Agreement would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         3.19 Minute Books. The minute books of the Company and the Subsidiaries, as previously made available to Parent and its representatives, contain records of all actions taken at all meetings of and corporate actions or written consents by the shareholders, Boards of Directors, and committees of the Boards of Directors of the Company and the Subsidiaries, except for the absence of such records as would not have a Company Material Adverse Effect.

         3.20 Insurance Policies. The Disclosure Schedule sets forth a complete and accurate list of all policies of insurance (with copies attached) maintained by the Company or any Subsidiary with respect to any of its officers, directors, employees, shareholders, agents, properties, buildings, machinery, equipment, furniture, fixtures or operations and a description of each claim made in excess of $5,000 by the Company or any Subsidiary during the three-year period preceding the date hereof under any such policy of insurance. All such policies of insurance are in full force and effect.

         3.21 Bank Accounts. The Disclosure Schedule sets forth a list of each bank, broker, or other depository with which the Company or any Subsidiary has an account or safe deposit box, the names and numbers of such accounts or boxes and the names of all persons authorized to draw thereon or execute transactions.

         3.22 Powers of Attorney. The Disclosure Schedule sets forth the names of all persons, if any, holding powers of attorney from the Company or any Subsidiary and a description of the scope of each such power of attorney. The Company has delivered to Parent prior to the date hereof complete and accurate copies of all such powers of attorney.

         3.23 Product Liability Claims. Except to the extent specifically disclosed on the Disclosure Schedule, during the three-year period preceding the date hereof neither the Company nor any Subsidiary has received a claim for or based upon breach of product warranty (other than warranty service and repair claims in the ordinary course of business not material in amount or significance), strict liability in tort, negligent manufacture of product, negligent provision of services or any other allegation of liability, including or resulting in, but not limited to, product recalls, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), or sale of its products or from the provision of services (hereafter collectively referred to as "Product Liability").

         3.24 Warranties. The terms of all product and service warranties and product return, sales credit, discount, warehouse allowance, advertising allowance, demo sales, and credit policies of the Company and each Subsidiary are specifically set forth on the Disclosure Schedule. The Company has attached to the Disclosure Schedule complete and accurate copies of all such warranties and policies.

         3.25 Inventories. Except as specifically set forth on the Disclosure Schedule, all inventories of the Company and its Subsidiaries consist of items of merchantable quality and quantity usable or salable in the ordinary course of business, are salable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by the Company or the applicable Subsidiary therefor, conform to the specifications established therefor, and have been manufactured in accordance with applicable regulatory requirements, except to the extent that the failure of such inventories so to consist, be saleable, conform, or be manufactured would not have a Company Material Adverse Effect. Except as specifically set forth on the Disclosure Schedule, the quantities of all inventories, materials, and supplies of the Company and each Subsidiary (net of the obsolescence reserve therefor shown on the Company Interim Balance Sheet and determined in the ordinary course of business consistent with past practice) are not obsolete, damaged, slow-moving, defective, or excessive, and are reasonable and balanced in the circumstances of the Company and its Subsidiaries, except to the extent that the failure of such inventories to be in such conditions would not have a Company Material Adverse Effect. The Disclosure Schedule sets forth a true and complete list of the addresses of all warehouses or other facilities in which inventories of the Company or any Subsidiary are located.

         3.26 Relations with Suppliers and Customers. Since January 1, 1995, no current supplier of the Company or any Subsidiary has cancelled any contract or order for provision of, and, to the knowledge of the Company, there has been no threat by any such supplier not to provide, raw materials, products, supplies, or services to the businesses of the Company and its Subsidiaries either prior to or following the Merger except for any cancellation or threat which would not have a Company Material Adverse Effect. Except as specifically set forth on the Disclosure Schedule, neither the Company nor any Subsidiary has, to the knowledge of the Company, received any information from any customer that accounted for more than 5% of the revenues of the Company and its Subsidiaries during the last full fiscal year reasonably to the effect that such customer intends to materially decrease the amount of business it does with the businesses of the Company and its Subsidiaries either prior to or following the Merger. The Disclosure Schedule lists each supplier to the Company or any Subsidiary that is the sole source of a particular raw material, product, supply, or service.

         3.27 No Finders. No act of the Company or any Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified on the Disclosure Schedule to those parties identified thereon who have acted as a finder for the Company or have been retained by the Company as financial advisors pursuant to the agreements or other documents described in the Disclosure Schedule, copies of which have been provided to Parent prior to the date of this Agreement.

         3.28 Proxy  Statement.  The Proxy  Statement/Prospectus  (as defined in
Section 5.4 hereof) and any amendments or supplements thereto will comply as to form in all material respects with the provisions of the 1934 Act as amended, and the rules and regulations promulgated thereunder, and none of the information relating to the Company or its affiliates included or incorporated therein or in any amendments or supplements thereto, or any schedules required to be filed with the SEC in connection therewith, will, as of the date mailed to the Company's shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information relating to Parent or any affiliate of Parent.

         3.29 Merger Filings. The information as to the Company and the Subsidiaries or any of their affiliates or shareholders included in the Company's filing, or submitted to Parent for inclusion in its filing, if any, required to be submitted under the HSR Act or under any Foreign Merger Laws shall be true, correct, and complete in all material respects and shall comply in all material respects with the applicable requirements of the HSR Act, the rules and regulations issued by the Federal Trade Commission pursuant thereto, and the Foreign Merger Laws.

         3.30 Fairness Opinion. The Company has received a written opinion from Piper Jaffray, Inc. to the effect that, as of the date hereof, the consideration to be received by the holders of Company Common Stock in the Merger is fair to such holders from a financial point of view, and the Company will promptly deliver a copy of such opinion to Parent.

         3.31     State Takeover Laws; Rights Agreement.

                  (a) The Board of Directors of the Company and, in accordance with Section 302A.673 of the MBCA, the required committee of such Board of Directors have approved the transactions contemplated by this Agreement, the Agreements to Facilitate Merger described in Section
         5.11 hereof, and the Stock Option Agreement described in Section 5.17 hereof such that the provisions of Sections 302A.671 and 302A.673 of the MBCA will not apply to this Agreement or the Agreements to Facilitate Merger or the Stock Option Agreement or any of the transactions contemplated hereby or thereby.

                  (b) The Company has taken all action and completed all amendments, if any, necessary or appropriate so that (i) the Rights Agreement dated as of June 26, 1996, as amended, between the Company and Northwest Bank Minnesota, N.A. (the "Company Rights Agreement"), is inapplicable to the transactions contemplated by the Agreements to Facilitate Merger, the Stock Option Agreement and this Agreement, (ii) the execution of this Agreement, the Stock Option Agreement, and the Agreements to Facilitate Merger, and the consummation of the transactions contemplated hereby and thereby, do not and will not result in the ability of any person to exercise any Rights under the Company Rights Agreement or enable or require the Rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable, or otherwise result in the occurrence of a "Distribution Date" or "Stock Acquisition Date" (as such terms are defined in the Company Rights Agreement), and (iii) immediately prior to the Effective Time, the Rights under the Company Rights Agreement shall, without any payment by the Company or Parent, expire with neither the Company nor Parent having any obligations under, and no holder of Rights having any rights under, the Rights or the Company Rights Agreement.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                         OF PARENT AND MERGER SUBSIDIARY

         Parent and Merger Subsidiary hereby jointly and severally represent and warrant to the Company as of the date hereof as follows:

         4.1 Organization. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the state of Minnesota and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Each of Parent and Merger Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify could reasonably be expected to have a Parent Material Adverse Effect (as defined below). "Parent Material Adverse Effect" means any effect, change or event that, individually or in the aggregate with all similar effects, changes or events, is or would reasonably be expected to be material and adverse: (i) to the business, properties, liabilities, results of operation, or financial condition of Parent and its subsidiaries, considered as a whole, or (ii) to Parent's ability to perform any of its obligations under this Agreement or to consummate the Merger.

         4.2 Authorization. Each of Parent and Merger Subsidiary has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and Parent has full corporate power and authority to prepare, file, and distribute the Registration Statement (as defined in Section 5.4 hereof). The execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of Parent and Merger Subsidiary and by Parent as the sole shareholder of Merger Subsidiary, and no other corporate proceedings on the part of Parent and Merger Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Subsidiary and constitutes the valid and binding obligation of Parent and Merger Subsidiary, enforceable against each of them in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         4.3 Capitalization. As of July 2, 1998, the authorized capital stock of Parent consisted of (a) 800,000,000 shares of Common Stock with a par value of $.10 per share, of which there were 469,350,541 shares issued and outstanding and no shares held in Parent's treasury, and (b) 2,500,000 shares of Preferred Stock with a par value of $1.00 per share, of which there were no shares issued and outstanding. The authorized capital stock of Merger Subsidiary consists of 2,500 shares of Merger Subsidiary Common Stock, 100 of which are issued and outstanding and owned by Parent. All issued and outstanding shares of Parent Common Stock and Merger Subsidiary Common Stock are, and the shares of Parent Common Stock to be issued and delivered in the Merger pursuant to Article 1 hereof shall be, at the time of issuance and delivery, validly issued, fully paid, nonassessable, and free of preemptive rights. The shares of Parent Common Stock to be issued and delivered in the Merger pursuant to Article 1 hereof shall be registered under the 1933 Act and duly listed for trading on the NYSE, subject to official notice of issuance.

         4.4 Consents and Approvals. Except for (i) any applicable requirements of the 1933 Act, the 1934 Act, state securities laws, the NYSE, the HSR Act, and Foreign Merger Laws, (ii) the filing and recordation of appropriate merger documents as required by the MBCA, and (iii) compliance with Sections 302A.471 and 302A.473 of the MBCA regarding dissenters' rights of the Company's shareholders, the execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of Parent or Merger Subsidiary; (b) violate any statute, rule, regulation, order, or decree of any public body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency) by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval of any public body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency); or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Parent or its subsidiaries under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, or other instrument or obligation to which Parent or any of its subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound, except (x) in the cases of clauses (b) or (c), where such violation, failure to make any such filing or failure to obtain such permit, consent or approval, would not prevent or delay consummation of this Merger or otherwise prevent Parent from performing its obligations under the Agreement and would not have a Parent Material Adverse Effect, and (y) in the case of clause
(d), for any such violations, breaches, defaults, or other occurrences that would not prevent or delay consummation of any of the transaction contemplated hereby in any material respect, or otherwise prevent Parent from performing its obligations under this Agreement in any material respect, and would not have a Parent Material Adverse Effect.

         4.5 Reports; Financial Statements; Absence of Changes. Parent has filed all forms, reports, registration statements, and documents required to be filed by it with the SEC since January 1, 1995 (such forms, reports, registration statements and documents, together with any amendments thereto, are referred to as the "Parent SEC Filings"). As of their respective dates, the Parent SEC Filings (i) complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included or incorporated by reference in the Parent SEC Filings (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly present the consolidated financial position of Parent as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved. Except to the extent disclosed in Parent's subsequent filings with the SEC or specifically disclosed on Schedule 4.5, since April 30, 1997, there has not been any change or circumstance that would have a Parent Material Adverse Effect or as of the date hereof any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) that would have a Parent Material Adverse Effect. Except to the extent disclosed in the Parent SEC Filings or on Schedule 4.5, (i) to Parent's knowledge, there is no investigation, review, claim, action, suit or proceeding by any federal, state, local or foreign body or authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency) or private party with respect to Parent that could reasonably be expected to have a Parent Material Adverse Effect, (ii) all activities of Parent and its subsidiaries have been, and are currently being, conducted in compliance with all applicable federal, state, local, and foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders and other similar items of any court or other governmental entity (including, but not limited to, those of the FDA or any nongovernmental self-regulatory agency), the failure to comply with which could reasonably be expected to have a Parent Material Adverse Effect, (iii) Parent and each of its subsidiaries has timely filed or otherwise provided all registrations, reports, data, and other information and applications with respect to its Regulated Products required to be filed with or otherwise provided to the FDA or any other federal, state, local, or foreign governmental authorities with jurisdiction over the manufacture, use or sale of the Regulated Products, and all regulatory licenses or approvals in respect thereof are in full force and effect, except for the failure to file timely such registrations, reports, data, information, and applications or the failure to have such licenses and approvals in full force and effect would not have a Parent Material Adverse Effect.

         4.6 Registration  Statement.  The Registration Statement (as defined in
Section 5.4 hereof) and any amendments or supplements thereto will comply in all material respects as to form with the 1933 Act, and none of the information relating to Parent or its affiliates included or incorporated therein or in any amendments or supplements thereto, or any schedules required to be filed with the SEC in connection therewith, will, at the time the Registration Statement becomes effective or as of the date of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Parent with respect to information relating to the Company or any affiliate of the Company.

         4.7 Merger Filings. The information as to Parent and Merger Subsidiary or any of their affiliates or shareholders included in Parent's filing, or submitted to the Company for inclusion in its filing, if any, required to be submitted under the HSR Act or under any Foreign Merger Laws shall be true, correct, and complete in all material respects and shall comply in all material respects with the applicable requirements of the HSR Act, the rules and regulations issued by the Federal Trade Commission pursuant thereto, and Foreign Merger Laws.

         4.8 No Finders. No act of Parent or Merger Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein.


                                    ARTICLE 5
                                    COVENANTS

         5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or to the extent that Parent otherwise consents in writing, during the period from the date of this Agreement to the Effective Time, the Company and each Subsidiary will conduct its respective operations according to its ordinary and usual course of business and consistent with past practice, and the Company and each Subsidiary will use all reasonable efforts to preserve intact in all material respects its respective business organizations, to maintain its present and planned business, to keep available the services of its respective officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, physicians, consultants, customers, and others having business relationships with it; provided, however, that the Company will not be required to make any payments or enter into or amend any contractual arrangements or understandings to satisfy the foregoing obligations. Without limiting the generality of the foregoing, and except as otherwise expressly provided in or contemplated by this Agreement, prior to the Effective Time, neither the Company nor any Subsidiary will, without the prior written consent of Parent:

                  (a)      amend its Articles of Incorporation or Bylaws;

                  (b) authorize for issuance, issue, sell, pledge, or deliver (whether through the issuance or granting of additional options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any stock of any class or any securities convertible into shares of stock of any class (other than the issuance of the number of shares of Company Common Stock indicated in Section 3.4 hereof upon the exercise in accordance with the current terms of the stock options and other rights listed in the Disclosure Schedule hereof as outstanding on the date of this Agreement, and the actual number of shares issued for the final offering period under the Company's Employee Stock Purchase Plan in accordance with the Section 3.3 hereof);

                  (c) split, combine, or reclassify any shares of its capital stock, declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; or redeem or otherwise acquire any shares of its capital stock or other securities; or amend or alter any material term of any of its outstanding securities;

                  (d) other than in the ordinary course of business and consistent with past practice, create, incur, or assume any indebtedness for borrowed money, or assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person, or make any loans, advances or capital contributions to, or investments in, any other person; or create, incur or assume any Lien on any material asset;

                  (e) knowingly take any action that would have the effect of jeopardizing the qualification of the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code;

                  (f) (i) increase in any manner the compensation of any of its directors, officers, employees, shareholders, or consultants, except in the ordinary course of business and consistent with past practice or consistent with existing contractual commitments, in each case to the extent disclosed in the Disclosure Schedule or accelerate the payment of any such compensation (whether or not any such acceleration is consistent with past practice) other than as required by existing contractual commitments to the extent disclosed in the Disclosure Schedule; (ii) pay or accelerate or otherwise modify the payment, vesting, exercisability, Company matching amount, or other feature or requirement of any pension, retirement allowance, severance, change of control, stock option, or other employee benefit not required by any existing plan, agreement, or arrangement or by applicable law to any such director, officer, employee, shareholder, or consultant, whether past or present, except as determined by the Company to be necessary to comply with applicable law or maintain tax-favored status (and any nonmaterial changes incidental thereto); or (iii) except for normal increases in the ordinary course of business in accordance with its customary past practices or consistent with existing contractual commitments, in each case to the extent disclosed in the Disclosure Schedule, commit itself to any additional or increased pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance, change of control, retirement or other benefit, plan, agreement, or arrangement, or to any employment or consulting agreement, with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof;

                  (g) except in the ordinary  course of business and  consistent with past practice or pursuant to contractual obligations existing on the date hereof, (i) sell, transfer, mortgage, or otherwise dispose of or encumber any real or personal property, (ii) pay, discharge, or satisfy any material claim, liability, or obligation (absolute, accrued, contingent, or otherwise), or (iii) cancel any debts or waive any claims or rights, which involve payments or commitments to make payments that individually exceed $50,000 or, in the aggregate, exceed $100,000;

                  (h)   acquire   or  agree  to   acquire   (i)  by  merging  or
         consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any portion of the assets of, or by any other manner, any business of any corporation, partnership, joint venture, association, or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company, except as provided in subsection (i) below and except purchases of inventory in the ordinary course of business consistent with past practice;

                  (i) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

                  (j) enter into, amend, or terminate any joint ventures or any other agreements, commitments, or contracts that, individually or in the aggregate, are material to the Company or any Subsidiary (except agreements, commitments, or contracts expressly provided for or contemplated by this Agreement or for the purchase, sale, or lease of goods, services, or properties in the ordinary course of business, consistent with past practice), or otherwise make any material change in the conduct of the business or operations of the Company or any Subsidiary;

                  (k) enter into or terminate, or amend, extend, renew, or otherwise modify (including, but not limited to, by default or by failure to act) any distribution, OEM, independent sales representative, noncompetition, licensing, franchise, research and development, supply, or similar contract, agreement, or understanding (except agreements, commitments, or contracts expressly provided for or contemplated by this Agreement or for the purchase, sale, or lease of goods, services, or properties in the ordinary course of business, consistent with past practice);

                  (l) change in any material respect its credit policy as to sales of inventories or collection of receivables or its inventory consignment practices;

                  (m) remove or permit to be removed from any building, facility, or real property any machinery, equipment, fixture, vehicle, or other personal property or parts thereof, except in the ordinary course of business;

                  (n) alter or revise its accounting principles, procedures, methods, or practices, except as required by a change in generally accepted accounting principles and concurred with by the Company's independent public accountants;

                  (o) institute, settle, or compromise any claim, action, suit, or proceeding pending or threatened by or against it involving amounts in excess of $100,000, at law or in equity or before any federal, state, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality (including, but not limited to, the FDA or any nongovernmental self-regulatory agency);

                  (p) distribute or otherwise circulate any notices, directives, or other communications directed to all or groups of customers, vendors, employees, distributors, or others associated with its business relating to the transactions contemplated hereby or to the operation of business after completion of the Merger without consulting with Parent, giving Parent reasonable opportunity to comment thereon, and obtaining prior to distribution Parent's approval thereof, which shall not unreasonably be withheld;

                  (q) knowingly take any action that would cause the condition set forth in Section 6.2(a) not to be met; or

                  (r) agree, whether in writing or otherwise, to do any of the foregoing.

provided, however, that in the event that the Company or any of its Subsidiaries would be prohibited from taking any action by reason of this Section 5.1 without the prior written consent of Parent, such action may nevertheless be taken if the Company or any of its Subsidiaries is expressly required to do so by law and the Company prior to taking such action informs Parent in writing of such requirement.

         5.2 No Solicitation. From the date hereof until the termination of this Agreement, the Company will not and will cause its Subsidiaries and its and their respective officers, directors, employees, representatives, agents, or affiliates (including, but not limited to any investment banker, attorney, or accountant retained by the Company or any Subsidiary), to not, directly or indirectly, solicit, encourage, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any information to, any corporation, partnership, person, or other entity or group (other than Parent or any affiliate or agent of Parent) concerning any merger, sale or licensing of any significant portion of the assets, sale of shares of capital stock
(including without limitation any proposal or offer to the Company's shareholders), or similar transactions involving the Company or any Subsidiary (an "Alternative Proposal"), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. The Company will promptly communicate to Parent the terms of any proposal or inquiry that it has received or may receive in respect of any such transaction or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with the Company and may inform any third party who contacts the Company on an unsolicited basis concerning an Alternative Proposal that the Company is obligated hereunder to disclose such to Parent. Notwithstanding the foregoing, this section shall not prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, (a) the Board of Directors of the Company determines in good faith, after receipt of advice to such effect from outside legal counsel, that such action is so required for the board of Directors to comply with its fiduciary duties to shareholders imposed by law, (b) prior to furnishing information to, or entering into discussions and negotiations with, such person or entity, the Company promptly provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (c) the Company keeps Parent informed of the status and all material terms and events with respect to any such Alternative Proposal; and (ii) to the extent applicable, complying with Rules 14d-9 and 14e-2 promulgated under the 1934 Act, as amended, with regard to an Alternative Proposal. Nothing in this section shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article 7 hereof),
(y) permit the Company to enter into any agreement with respect to an Alternative Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal), or (z) affect any other obligation of the Company under this Agreement while this Agreement remains in effect.

         5.3 Access and Information. The Company shall afford to Parent, and to Parent's accountants, officers, directors, employees, counsel, and other representatives, reasonable access during normal business hours, from the date hereof through the Effective Time, to all of its properties, books, contracts, commitments, and records, and, during such period, the Company shall furnish promptly to Parent all information concerning the Company's and its Subsidiaries' businesses, prospects, properties, liabilities, results of operations, financial condition, testing, clinicals, officers, employees, investigators, distributors, customers, suppliers, and others having dealings with the Company as Parent may reasonably request and reasonable opportunity to contact and obtain information from such officers, employees, investigators, distributors, customers, suppliers, and others having dealings with the Company as Parent may reasonably request, subject, however, to limitations under existing confidentiality agreements with other bidders with respect to prior offers. During the period from the date hereof to the Effective Time, the parties shall in good faith meet and correspond on a regular basis for mutual consultation concerning the conduct of the Company's and the Subsidiaries' businesses and, in connection therewith, Parent shall be entitled to have employees or other representatives present at the offices of the Company and its Subsidiaries to observe, and be kept informed concerning, the Company's and the Subsidiaries' operations and business planning. Parent shall hold in confidence all such nonpublic information as required and in accordance with the confidentiality letter agreement dated June 2, 1998, between Parent and the Company, as amended by the amendment to confidentiality letter agreement dated the same date (the "Confidentiality Agreement").

         5.4  Approval of Shareholders; Proxy Statement; Registration Statement.

                  (a) The Company shall take all action necessary in accordance with Minnesota law and the Company's Articles of Incorporation and Bylaws to cause a special meeting of the Company's shareholders (the "Company Shareholders Meeting") to be duly called and held as soon as reasonably practicable following the date upon which the Registration Statement (as defined below) becomes effective for the purpose of voting upon the Merger. The shareholder vote or consent required for approval of the Plan of Merger and the Merger shall be no greater than that set forth in the MBCA and the Company's Articles of Incorporation as previously provided to Parent. Accordingly, the Company represents and warrants that the affirmative vote of the holders of record of a majority of the outstanding shares of Company Common Stock is all that is necessary to obtain shareholder approval of the Plan of Merger and the Merger. The Company shall use all reasonable efforts to obtain the approval by the Company's shareholders of this Agreement, the Plan of Merger, and the Merger. In accordance therewith, the Company shall, with the cooperation of Parent, prepare and file, as soon as reasonably practicable, a proxy statement/prospectus included as part of the Registration Statement (such proxy statement/prospectus, together with notice of meeting, form of proxy, and any letter or other materials to the Company's shareholders included therein are referred to in this Agreement as the "Proxy Statement/Prospectus"). The Company shall use all reasonable efforts to cause the definitive Proxy Statement/Prospectus to be mailed to the shareholders of the Company, as soon as reasonably practicable following its effectiveness, with the date of mailing as mutually determined by the Company and Parent. The Company will, through its Board of Directors, recommend to its shareholders approval of the Merger in the definitive Proxy Statement/Prospectus.

                  (b) Parent shall, with the cooperation of the Company, prepare and file, as soon as reasonably practicable, a registration statement under the 1933 Act registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement"), which Registration Statement shall include the Proxy Statement/Prospectus. Parent will use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly thereafter as practicable. Parent shall also take any action required to be taken under state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant to the Merger. The Company shall furnish to Parent all information concerning the Company and its Subsidiaries and the holders of its capital stock, and shall take such other action and otherwise cooperate, as Parent may reasonably request in connection with any such action.

                  (c) Parent shall notify the Company promptly of the receipt of the comments of the SEC and of any request by the SEC for amendments or supplements to the Registration Statement and shall supply the Company with copies of all correspondence with the SEC with respect to the Registration Statement.

                  (d) If at any time prior to the Company Shareholders Meeting, any event should occur relating to the Company, any Subsidiary, or the Company's officers or directors that is required to be described in an amendment or supplement to the definitive Proxy Statement/Prospectus or the Registration Statement, the Company shall promptly inform Parent. If at any time prior to the Company Shareholders Meeting, any event shall occur relating to Parent or Merger Subsidiary or their respective officers or directors that is required to be described in an amendment or supplement to the definitive Proxy Statement/Prospectus or the Registration Statement, Parent shall promptly inform the Company. Whenever any event occurs that should be described in an amendment of, or supplement to, the definitive Proxy Statement/Prospectus or the Registration Statement, the Company or Parent, as the case may be, shall, upon learning of such event, promptly notify the other and consult and cooperate with the other in connection with the preparation of a mutually acceptable amendment or supplement. The parties shall promptly file such amendment or supplement with the SEC and mail such amendment or supplement as soon as practicable after it is cleared by the SEC.

         5.5 Consents. The Company will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of the Company or its Subsidiaries to consummate the transactions contemplated hereby. Parent agrees to cooperate with the Company in connection with obtaining such approvals and consents. Parent will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Parent to consummate the transactions contemplated hereby. The Company agrees to cooperate with Parent in connection with obtaining such approvals and consents.

         5.6  Affiliates' Letters.

                  (a) The Company has delivered to Parent a list of names and addresses of those persons, in the Company's reasonable judgment after consultation with outside legal counsel, who, as of the date hereof, are affiliates within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person, an "Affiliate") of the Company. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list and shall promptly update such list to reflect any changes thereto. The Company has caused to be delivered to Parent an affiliate's letter in the form attached hereto as Exhibit B, executed by each of the Affiliates of the Company identified in the foregoing list who were available, and shall use all reasonable efforts to deliver or cause to be delivered to Parent as soon as practicable prior to the Effective Time such an affiliate's letter executed by any Affiliate who was not available to sign and deliver such letter on or prior to the date hereof and by any additional persons who become Affiliates after the date hereof. Parent shall be entitled to place legends as specified in such affiliates' letters on the certificates evidencing any of the Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such letters.

                  (b) For so long as resales of shares of Parent Common Stock issued pursuant to the Merger are subject to the resale restrictions set forth in Rule 145 under the Securities Act, Parent will use all reasonable efforts to comply with Rule 144(c)(1) under the Securities Act.

         5.7 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the transactions contemplated hereby, the Proxy Statement/Prospectus, and the Registration Statement will be paid by the party incurring such costs and expenses, except that the Company and Parent will share equally the cost of printing and filing with the SEC the Proxy Statement/Prospectus and the Registration Statement, the filing fees required under the HSR Act or any Foreign Merger Laws, and the fees charged by PricewaterhouseCoopers LLP for the letters described in Section 5.15 (the "Shared Expenses").

         5.8 Further Actions. Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         5.9 Regulatory Approvals. The Company and Parent will take all reasonable action as may be necessary under federal or state securities laws or the HSR Act or Foreign Merger Laws applicable to or necessary for, and will file as soon as reasonably practicable and, if appropriate, use all reasonable efforts to have declared effective or approved all documents and notifications with the SEC and other governmental or regulatory bodies (including, without limitation, the FDA and equivalent foreign regulatory bodies, and other foreign regulatory bodies that administer Foreign Merger Laws, and any foreign labor councils or bodies as may be required) that they deem necessary or appropriate for, the consummation of the Merger and the transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates to enable such other party to take such actions. Notwithstanding the foregoing or anything herein to the contrary, neither Parent nor Merger Subsidiary shall be required to make arrangements for or to effect the cessation, sale, or other disposition of particular assets or categories of assets or businesses of Parent, Merger Subsidiary, the Company, or any of their affiliates.

         5.10 Certain Notifications. From time to time prior to the Effective Time within 5 days of the end of each calendar month, the Company will provide written notice to the Parent of any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule which has been rendered inaccurate thereby, or (b) would constitute a breach of any covenant contained in this Agreement. For purposes of determining the accuracy of the representations and warranties of the Company contained in Article 3 of this Agreement in order to determine the fulfillment of the conditions set forth in Section 6.2(a) and to determine whether a breach has occurred for purposes of Section 6.2(b) or pursuant to Section 7.1(g) hereof, the Disclosure Schedule delivered by Company in accordance with Section 3.1 shall be deemed to include only the information contained therein when delivered in accordance with Section 3.1 and shall be deemed to exclude any information contained in any subsequent notifications hereunder.

         5.11 Voting of Shares. To induce Parent to execute this Agreement, certain officers and directors of the Company have executed and delivered as of the date hereof (and prior to the Company's execution and delivery of the Stock Option Agreement described in Section 5.17 below) Agreements to Facilitate Merger in the form attached hereto as Exhibit C, pursuant to which each such person has agreed to vote his or her shares of Company Common Stock in favor of the Merger at the Company Shareholders Meeting. At the request of Parent, after the execution of this Agreement the Company will use all reasonable efforts to have other officers and directors of the Company also execute Agreements to Facilitate Merger.

         5.12 Noncompetition Agreements. To induce Parent to execute this Agreement, the Company has caused Anthony Badolato and Allan Seck to execute and deliver to Parent as of the date hereof (but expressly contingent upon the Closing of the Merger), noncompetition agreements substantially in the form of Exhibit D hereto each with a term of 42 months from the Effective Time, and the Company shall use all reasonable efforts to cause Gregory Melsen, William Haworth and Bradley Goskowicz to execute and deliver to Parent within 30 days of the date hereof (but expressly contingent upon the Closing of the Merger) noncompetition agreements substantially in the form of Exhibit D hereto each with a term of 24 months from the Effective Time.

         5.13 NYSE Listing Application. Parent shall prepare and submit to the NYSE a listing application for the Parent Common Stock to be issued in the Merger pursuant to Article 1 of this Agreement. The Company shall cooperate with Parent in such listing application.

         5.14 Indemnification. Parent agrees that it will, after the Effective Time, provide to those individuals who have served as directors or officers of the Company or its Subsidiaries indemnification equivalent to that provided by the Articles of Incorporation and Bylaws of the Company with respect to matters occurring prior to the Effective Time, including without limitation the authorization of this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which, have not been resolved prior to the sixth anniversary, until such matters are finally resolved). To the extent permitted by law, Parent will advance expenses in connection with the foregoing indemnification. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and the Surviving Corporation shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section
5.14. For a period of six years after the Effective Time, Parent will provide that portion of directors' and officers' liability insurance that serves to reimburse officers and directors of the Company and its Subsidiaries with respect to claims against such officers and directors arising from facts or events that occurred before the Effective Time of at least the same coverage and amounts, and containing terms and conditions no less advantageous, as that coverage currently provided by the Company and its Subsidiaries.

         5.15     [Intentionally omitted]

         5.16 Subsidiary Shares. At or prior to the Closing, the Company shall cause all issued and outstanding Subsidiary shares owned by any person other than the Company to be transferred for no or nominal consideration to such person or persons designated by Parent.

         5.17 Stock Option Agreement. To induce Parent to execute this Agreement, the Company has executed and delivered to Parent as of the date hereof (and after the execution and delivery of certain Agreements to Facilitate Merger described in Section 5.11 above) a Stock Option Agreement in the form attached hereto as Exhibit E, pursuant to which the Company has granted to Parent an option to acquire from the Company such number of shares of Company Common Stock as equals 19.9% of the aggregate number of outstanding shares of Company Common Stock, at an exercise price equal to $11.125 per share or such lesser amount as is described in the second paragraph of Section 1.3(a) hereof. Such option shall become exercisable only in the events described in the Stock Option Agreement.

         5.18 Benefit Plans and Employee Matters. From and after the Effective Time, Parent shall to the extent practicable cause the Surviving Corporation to provide employee benefits and programs to the Company's employees that, in the aggregate, are substantially comparable or more favorable than those in existence as of the date hereof and disclosed in writing to Parent prior to the date hereof.

         5.19 Tax. Parent agrees that it will not knowingly take any action that would have the effect of jeopardizing the qualification of the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.


                                    ARTICLE 6
                               CLOSING CONDITIONS

         6.1 Conditions to Obligations of Parent, Merger Subsidiary, and the Company. The respective obligations of each party to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                  (a) No Injunction. None of Parent, Merger Subsidiary, or the Company shall be subject to any final order, decree, or injunction of a court of competent jurisdiction within the United States that (i) prevents or materially delays the consummation of the Merger, or (ii) would impose any material limitation on the ability of Parent effectively to exercise full rights of ownership of the Company or the assets or business of the Company.

                  (b) Shareholder Approval. The approval of the shareholders of the Company referred to in Section 5.4 hereof shall have been obtained, in accordance with the MBCA and the Company's Articles of Incorporation and Bylaws.

                  (c) Registration Statement. The Registration Statement (as amended or supplemented) shall have become effective under the 1933 Act and shall not be subject to any "stop order," and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness or qualification thereof shall have been initiated and be continuing or have been threatened and be unresolved. Parent shall also have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated hereby.

                  (d) NYSE Listing. The shares of Parent Common Stock to be delivered pursuant to the Merger shall have been duly listed on the NYSE, subject to official notice of issuance.

                  (e) Waiting Periods. The waiting periods applicable to the consummation of the Merger under the HSR Act and any Foreign Merger Laws shall have expired or been terminated.

         6.2 Conditions to Obligations of Parent and Merger Subsidiary. The respective obligations of Parent and Merger Subsidiary to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

                  (a)  Representations  and Warranties True. Each representation and warranty of the Company contained in this Agreement, without regard to any qualification or reference to immateriality or "Company Material Adverse Effect," shall be true and correct on the date hereof and on the Closing Date as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), except for any inaccuracies that, individually or in the aggregate, have not had, and would not have, a Company Material Adverse Effect.

                  (b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing, and Parent shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

                  (c) Consents. The Company shall have obtained all permits, authorizations, consents, and approvals required on its part to perform its obligations under, and consummate the transactions contemplated by, this Agreement, in form and substance reasonably satisfactory to Parent, and Parent and Merger Subsidiary shall have received evidence reasonably satisfactory to them of the receipt of such permits, authorizations, consents, and approvals.

                  (d) Opinion of Counsel for the Company. Parent and Merger Subsidiary shall have received an opinion of Oppenheimer Wolff & Donnelly LLP, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, to the effect set forth in Exhibit F hereto.

                  (e) Affiliates' Letters. Parent shall have received a letter from each of the Affiliates pursuant to Section 5.6 hereof.

                  (f) Noncompetition Agreements. Parent shall have received executed agreements from such persons, and in such form satisfactory to Parent, as described in Section 5.12 hereof.

                  (g) Resignations. Such officers and directors of the Company or of any Subsidiary as shall have been specified Parent shall have tendered their respective resignations effective as of the Effective Time.

                  (h) [Intentionally omitted]

                  (i) Continued Employment of CEO. The chief executive officer of the Company shall have agreed to continue his employment with the Company following the Merger on such terms as are mutually satisfactory to Parent and such officer.

                  (j) Subsidiary Shares. The transfer of Subsidiary shares as provided in Section 5.16 shall have occurred.

         6.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

                  (a) Representations and Warranties True. Each representation and warranty of Parent contained in this Agreement, without regard to any qualification or reference to immateriality or "Parent Material Adverse Effect," shall be true and correct on the date of this Agreement and on the Closing Date as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), except for any inaccuracies that, individually or in the aggregate, have not had, and would not have, a Parent Material Adverse Effect.

                  (b) Performance. Parent and Merger Subsidiary shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

                  (c) Consents. Parent and Merger Subsidiary shall have obtained all permits, authorizations, consents, and approvals required on their part to perform their obligations under, and consummate the transactions contemplated by, this Agreement, in form and substance satisfactory to the Company, and the Company shall have received evidence satisfactory to it of the receipt of such permits, authorizations, consents, and approvals.

                  (d) Opinion of Counsel for Parent. The Company shall have received an opinion of Fredrikson & Byron, P.A., counsel to Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect set forth in Exhibit G hereto.

                  (e) Tax Opinion. The Company shall have received an opinion of Oppenheimer Wolff & Donnelly LLP, counsel to the Company, to the effect that, subject to customary conditions and representations, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(2)(E) of the Code. This condition shall be deemed waived in the event that such tax opinion is not rendered because the Company or its shareholders have failed to provide such customary representations.


                                    ARTICLE 7
                           TERMINATION AND ABANDONMENT

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company, only:

                  (a) by mutual written consent duly authorized by the Board of Directors of Parent and the Board of Directors of the Company;

                  (b) by either Parent or the Company if the Merger shall not have been consummated on or before the date that is six months after the date hereof; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Merger by such date and provided further, however, that, if a request for additional information is received from the U.S. Federal Trade Commission ("FTC") or Department of Justice ("DOJ") pursuant to the HSR Act or additional information is requested by an authority (a "Foreign Authority") pursuant to Foreign Merger Laws, such date shall be extended to the 90th day following acknowledgment by the FTC, DOJ, or Foreign Authority, as applicable, that Parent and the Company have complied with such request, but in any event not later than nine months from the date hereof;

                  (c) by either Parent or the Company if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

                  (d)  by  either  Parent  or the  Company  if,  at the  Company
         Shareholders Meeting, the requisite vote of the shareholders of the Company is not obtained, except that the right to terminate this Agreement under this Section 7.1(d) will not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of the Company;

                  (e) by Parent if either (i) the Company has breached its obligations under Section 5.2 in any material respect, (ii) the Board of Directors of the Company has recommended, approved, accepted, or entered into an agreement regarding, an Alternative Proposal, as defined in Section 5.2, (iii) the Board of Directors of the Company has withdrawn or modified in a manner adverse to Parent its recommendation of the Merger, or (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock is commenced, and the Board of Directors of the Company, within 10 business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders;

                  (f) by the Company if (i) it is not in material breach of its obligations under Section 5.2, (ii) the Board of Directors of the Company has authorized acceptance of an Alternative Proposal, and (iii) the Company has paid to Parent the fee required by Section 7.2 to be paid to Parent in the manner therein provided;

                  (g) by Parent if (i) Parent is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by the Company of any of its representations, warranties, or obligations under this Agreement of by an Affiliate of the Company under such person's affiliate's letter described in Section 5.6 or by an officer or director of the Company under such person's Agreement to Facilitate Merger described in Section 5.11 such that the conditions in
         Section 6.2 will not be satisfied, and the breach is not curable or, if curable, is not cured by the Company within 30 calendar days after receipt by the Company of written notice from Parent of such breach;

                  (h) by the Company if (i) the Company is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Parent of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section
         6.3 will not be satisfied, and the breach is not curable or, if curable, is not cured by Parent within 30 calendar days after receipt by Parent of written notice from the Company of such breach.

                  (i) by Parent if, within 10 business days following receipt of the Disclosure Schedule as described in Section 3.1, Parent determines that the Disclosure Schedule contains information which in Parent's good faith, reasonable business judgment adversely affects the value of the Company's business or prospects.

         7.2      Effect of Termination.

                  (a) In recognition of the time, efforts, and expenses expended and incurred by Parent with respect to the Company and the opportunity that the acquisition of the Company presents to Parent, if:

                           (i) this Agreement is terminated  pursuant to Section
                  7.1(e) or 7.1(f); or

                           (ii) any third party makes an Alternative Proposal to
                  which the Company has made a response or any third party acquires 15% or more of the outstanding Company Common Stock prior to the Company Shareholders Meeting, and either (A) the requisite vote of the shareholders of the Company to approve the Merger is not obtained or (B) this Agreement is terminated pursuant to Section 7.1(g) where the Company's breach is willful and intentional or is terminated pursuant to Section 7.1(d), then, in any such event, the Company will pay to Parent, upon the termination date in the event of termination pursuant to Section 7.1(f), and immediately upon the date of entering into an agreement providing for an Alternative Proposal (if such agreement is entered into within 12 months of the termination of this Agreement), in the case of a termination pursuant to Section 7.1(e) or in the case of the events specified in clause (ii) above (by wire transfer of immediately available funds to an account designated by Parent for such purpose), a fee equal to $2.75 million. The Company acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Parent would not enter into this Agreement. If the Company fails to pay promptly the fee due pursuant to this Section 7.2, the Company shall also pay to Parent Parent's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under this section, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by Norwest Bank Minnesota, N.A. Any change in the interest rate hereunder resulting from a change in such prime rate shall be effective at the beginning of the day of such change in such prime rate.

                  (b) Except as provided in the next sentence of this paragraph, in the event of the termination of this Agreement pursuant to any paragraph of Section 7.1, the obligations of the parties to consummate the Merger will expire, and none of the parties will have any further obligations under this Agreement except pursuant to Sections 5.3, 5.7, and 7.2(a) and which shall survive termination of this Agreement. In the event of the termination of this Agreement pursuant to any paragraph of Section 7.1 that is caused by a breach of a party, the party whose breach was the basis for the termination will not be relieved from any liability for its breach or its obligations pursuant to Section 7.2(a), and the other party will have no further obligations under this Agreement except as provided in Sections 5.3 and 5.7 and
         Article 8.


                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of Parent, Merger Subsidiary, and the Company at any time prior to the Effective Time with respect to any of the terms contained herein. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.2 Waiver of Compliance; Consents. Any failure of Parent or Merger Subsidiary on the one hand, or the Company on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by the Company or Parent, respectively, only by a written instrument signed by an officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing. Merger Subsidiary agrees that any consent or waiver of compliance given by Parent hereunder shall be conclusively binding upon Merger Subsidiary, whether or not given expressly on its behalf.

         8.3 Investigation; Survival of Representations and Warranties. The respective representations and warranties of Parent and the Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every representation and warranty contained herein shall be deemed to be conditions to the Merger and shall not survive the Merger. This Section 8.3 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing. Parent acknowledges and agrees that (i) other than the representations and warranties of the Company and its Subsidiaries specifically contained in this Agreement, including for this purpose the Disclosure Schedule and other matters referred to in this Agreement or the Disclosure Schedule, there are no representations or warranties of the Company or its Subsidiaries either expressed or implied with respect to the Company, its Subsidiaries or their respective assets, liabilities and businesses, and (ii) other than as incorporated, referred to or repeated in the representations and warranties of the Company made in this Agreement or in the Disclosure Schedule, it shall have no claim or right to indemnification with respect to any information (whether written or oral), documents or material furnished by the Company, its Subsidiaries or any of their respective officers, directors, employees, agents or advisors to Parent, including any information, documents or material made available to Parent in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement

         8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally by commercial courier service or otherwise, or by telecopier, or three days after such notice is mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Parent or Merger Subsidiary, to it at:

             Medtronic, Inc.
             7000 Central Avenue, N.E.
             Minneapolis, MN 55432


             with separate copies thereof addressed to

             Attention:       General Counsel
                              FAX:  (612) 572-5459
             and

             Attention:       Vice President and Chief Development Officer
                              FAX:  (612) 572-5404

         (b) If to the Company, to it at:

             AVECOR Cardiovascular, Inc.
             7611 Northland Drive
             Minneapolis, MN 55428
             FAX: (612) 391-9020
             Attention:  Anthony Badolato, CEO

             with a copy to:

             Oppenheimer Wolff & Donnelly LLP
             Plaza VII Building, Suite 3400
             45 South Seventh Street
             Minneapolis, MN 55402
             FAX: (612) 607-7100
             Attention:  Richard Lareau

         8.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder, except that Section 5.14 of this Agreement shall inure to the benefit of the persons identified therein.

         8.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable Minnesota principles of conflicts of law).

         8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         8.8 Knowledge. As used in this Agreement or the instruments, certificates or other documents required hereunder, the term "knowledge" of an entity shall mean knowledge actually possessed by any director or officer of such entity.

         8.9 Interpretation. The Table of Contents, article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

         8.10 Publicity. Upon execution of this Agreement by Parent, Merger Subsidiary, and the Company, the parties shall jointly issue a press release, as agreed upon by them. The parties intend that all future statements or communications to the public or press regarding this Agreement or the Merger will be mutually agreed upon by them and neither party shall, without such mutual agreement or the prior consent of the other, issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions, or other matters with respect to this Agreement, except as required by law or the rules of the NYSE or Nasdaq and then only (a) upon the advice of such party's legal counsel; (b) to the extent required by law or the rules of the NYSE or Nasdaq; and (c) following prior notice to the other party and an opportunity for the other party to discuss with the disclosing party (which notice shall include a copy of the proposed statement or communication to be issued to the press or public). The foregoing shall not restrict Parent's or the Company's communications with their employees or customers in the ordinary course of business.

         8.11 Entire Agreement. This Agreement, including the exhibits and schedules hereto and the Confidentiality Agreement referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Confidentiality Agreement supersede all prior agreements and the understandings between the parties with respect to such subject matter. No discussions regarding or exchange of drafts or comments in connection with the transactions contemplated herein shall constitute an agreement among the parties hereto. Any agreement among the parties shall exist only when the parties have fully executed and delivered this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              MEDTRONIC, INC.



                                              By /s/ Michael D. Ellwein
                                                   Its:  Vice President


                                              AC MERGER CORP.


                                              By /s/ Michael D. Ellwein
                                                   Its:  President

                                              AVECOR CARDIOVASCULAR, INC.



                                              By /s/ Anthony Badolato
                                                   Its:  CEO